Exhibit 99.1

Power REIT Agrees to Fund Energy Efficiency Improvements at its Greenhouse in York County, Maine.

Old Bethpage, New York, March 21, 2022 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”) today announced that it has entered into a lease amendment (the “Amendment”) to fund additional capital improvements to its existing greenhouse cultivation property in York County Maine. The approximately 48,000 square-foot facility sits on six acres and is leased to a leading vertically integrated cannabis company in Maine.

Pursuant to the Amendment, Power REIT will fund the installation of a highly energy efficient onsite power generation and cooling system. Power REIT’s total capital commitment related to these improvements is approximately $3,500,000 which increases the straight-line annual rent by approximately $654,000 which represents an approximately 19% unleveraged core FFO yield.

Combined Heat and Power/Cogeneration

Combined Heat and Power (CHP), also known as cogeneration, is the production of electricity and thermal energy from a single energy source. In this case, the energy input is clean burning natural gas to run a reciprocating engine which includes emissions corrections for the exhaust. The Sweet Dirt property will benefit from installing a CHP system at its property whereby it will generate its own electricity and recover the heat produced as a byproduct of the electricity production and make that a usable energy source. This allows Sweet Dirt facility to offset running other equipment for heating the facility. In addition to the heat that will be used for heating the greenhouse, the project includes an absorption chiller which can create cooling from the heat produced by the cogeneration system through an evaporative process. A cogeneration system that incorporates an absorption chiller is often referred to as tri-generation since it creates three outputs from one energy input. CHP in the form of onsite generation can operate at a fuel conversion efficiency approaching 85% compared to the efficiency of a central power plant which typically has an electrical efficiency closer to 40% before factoring in significant efficiency losses associated with the distribution of power through the utility to the end user and the inability to capture and use thermal energy. As such, Sweet Dirt is taking a sustainable approach to meeting its energy needs.

David Lesser, Chairman and CEO of Power REIT commented, “These improvements to this greenhouse cultivation facility will allow Sweet Dirt to take their operations to the next level in an energy efficient manner. Power REIT has a significant focus on sustainability and cogeneration is a way to lower the overall carbon footprint of the greenhouse while also lowering its cost of operations and enhancing production yields. I have a significant background focused on sustainability and energy efficiency including the benefits of distributed generation of power in the form of cogeneration. A major component of our investment thesis is that greenhouses are a sustainable approach to the cultivation of certain crops. Incorporating tri-generation at the Sweet Dirt greenhouse directly supports this thesis.”

Sweet Dirt

Sweet Dirt currently operates three retail locations with plans to open two more stores in Q2 2022. With regard to cultivation and manufacturing, Sweet Dirt operates the greenhouse facility owned by Power REIT. There are also plans for an extraction facility to open in Summer/Fall 2022. Sweet Dirt has grown significantly, now employing 130+ employees (305% YoY growth). After a strong 2021, generating a record year of revenues, Sweet Dirt captured a considerable portion of the total Maine Adult Use market share with Maine’s only Certified Clean Adult Use cannabis.

Maine Cannabis Market

For the month of January 2022, the Maine Office of Marijuana Policy reported Adult Use cannabis product sales of approximately $8.8 million representing 250% growth year over year. Smokable cannabis flower accounted for the majority of sales in 2021, but concentrated and infused products are steadily gaining market share representing consumer demand for more diverse form factors. Sweet Dirt is well positioned in the Maine market with extraction and manufacturing facilities and two more retail locations coming online in 2022.

Jim Henry, CEO of Sweet Dirt commented, “Leading in the cannabis industry in the state of Maine means focusing on not just financial success, but also on what’s best for Maine and Mainers. Adding this energy efficiency project to our cultivation and manufacturing campus will allow us to accelerate our growth in an environmentally friendly and cost-effective manner. We remain committed to becoming a large-scale producer of premium, high quality cannabis-related products to meet the growing demand in Maine. We evaluated many options for implementing this project and ultimately concluded that IntelliGen Power Systems was the best option for us.”

Statement on Sustainability

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture facilities with a focus on greenhouses, Renewable Energy and Transportation.

CEA facilities in the form of greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. Greenhouses use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s.

Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 homes on a carbon free basis.

Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

About Power REIT

Power REIT, with a focus on the “Triple Bottom Line” and a commitment to People, Planet and Profit is a specialized real estate investment trust (REIT) that owns sustainable real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture in the form of greenhouses for the cultivation of food and cannabis.

Additional information about Power REIT can be found on its website: www.pwreit.com

About Sweet Dirt

Sweet Dirt is a vertically integrated cannabis company based in Maine. Sweet Dirt produces organically grown cannabis (medical and adult use) and cannabis-infused products. The company’s focus on the creation of its proprietary soils and organic growing practices have earned the company the MOFGA (Maine Organic Farmer and Gardeners Association) ‘Certified Clean Cannabis’ (MC3) designation achieved by fewer than 1% of all licensed cannabis growers in Maine.

Additional information about Sweet Dirt can be found on its website: www.sweetdirt.com

About IntelliGen Power Systems LLC

IntelliGen Power Systems, located in Old Bethpage, New York, is a leader in Distributed Generation in the form of cogeneration since 1988. IntelliGen is focused on incorporating the highest quality components and maintenance to deliver optimized Cogeneration capabilities efficiently and cost-effectively. IntelliGen is owned by an affiliate of David H. Lesser, Power REIT’s chairman and CEO.

Additional information about IntelliGen Power Systems can be found on its website: www.intelligenpower.com

Cautionary Statement About Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

Contact:
David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road Old Bethpage, NY 11804
www.pwreit.com